MISSISSIPPI VIEW HOLDING COMPANY
                                   EXHIBIT 11
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE


                                                                  For the Twelve Months
                                                                   Ended September 30,
                                                                  ---------------------
                                                                     1997        1996
                                                                  ----------  ---------
Net Income .....................................................   $739,715   $558,768
                                                                   ========   ========

Weighted Average Shares Outstanding ............................    746,484    851,025
Common stock equivalents due to dilutive effect of stock options     26,970      1,587
                                                                   --------   --------
Total weighted average common shares and equivalents outstanding    773,454    852,612
                                                                   ========   ========

Primary Earnings Per Share .....................................   $   0.96   $   0.66
                                                                   ========   ========



Weighted Average Shares Outstanding ............................    746,484    851,025
Additional  dilutive  shares using end of period
  market value versus average market value for
  period when utilizing the treasury stock method
  regarding stock options ......................................     54,005     10,870
                                                                   --------   --------

Total weighted average common shares and equivalents outstanding
  for fully diluted computation ................................    800,489    861,895
                                                                   ========   ========

Fully diluted earnings per share ...............................   $   0.92   $   0.65
                                                                   ========   ========


Earnings per share of common stock for the twelve month periods ended September 30, 1996 and 1997, have been determined by dividing net income for the period by the weighted average number of shares of common stock outstanding, net of unearned ESOP shares.



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